                                                  Registration No. 333-
                                                                   -------------
      As filed with the Securities and Exchange Commission on July 24, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               724 SOLUTIONS INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Ontario                                        N/A
   ------------------------             ------------------------------------
   (State of Incorporation)             (I.R.S. Employer Identification No.)


                          4101 Yonge Street, Suite 702
                            Toronto, Ontario M2P 1N6
                          ----------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                    Amended and Restated 2000 Stock Option Plan
               Amended and Restated 1997 Canadian Stock Option Plan
                         1999 U.S. Stock Incentive Plan
                       ezlogin.com 1999 Stock Option Plan
                       ----------------------------------
                            (Full Title of the Plan)

                              CT Corporation System
                                 111 8th Avenue
                            New York, New York 10011
                                 (212) 854-8700
            ---------------------------------------------------------
            (Name, Address and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                            Robert S. Townsend, Esq.
                              David L. Press, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                         San Francisco, California 94104

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                     Proposed Maximum       Proposed Maximum       Amount of
Title of Securities              Amount to  be       Offering Price         Aggregate Offering     Registration
to be Registered                 Registered          Per Share              Price                  Fee
------------------------------------------------------------------------------------------------------------------
Common Shares,                   3,800,000(1)        $      87.73(1)        $219,277,143.00(1)     $57,889.17(1)
no par value
per share
------------------------------------------------------------------------------------------------------------------
Common Shares,                   2,712,052(2)        $       3.44(2)        $  9,329,458.88(2)     $ 2,462.98(2)
no par value
per share
------------------------------------------------------------------------------------------------------------------
Common Shares,                      11,600(3)        $       5.99(3)        $     69,484.00(3)     $    18.34(3)
no par value
per share
------------------------------------------------------------------------------------------------------------------
Common Shares,                      91,796(4)        $       7.77(4)        $    713,254.92(4)     $   188.30(4)
no par value
per share
------------------------------------------------------------------------------------------------------------------
        Totals                   6,615,448(5)        --                     $229,389,340.80        $60,558.79

================================================================================

(1) These shares are offered under the Registrant's 2000 Stock Option Plan. Pursuant to Rule 457(c) and 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of approximately 1,145,350 options outstanding and the weighted average exercise price of approximately $87.73 per share, for an aggregate offering price of $100,481,555.50, and (b) the product of the remaining 2,654,650 shares under the plan and the average of the high and low prices for the Registrant's Common Shares as quoted on the Nasdaq National Market on
     July 19, 2000, or $44.75.
(2) These shares are offered under the Registrant's Canadian Stock Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of the product of 2,712,052 options outstanding and the weighted average exercise price of approximately $3.44 per share, for an aggregate offering price of $9,329,458.88.
(3) These shares are offered under the Registrant's 1999 U.S. Stock Incentive Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of the product of 11,600 options outstanding and the weighted average exercise price of approximately $5.99 per share, for an aggregate offering price of $69,484.00.
(4) These shares are offered under the ezlogin.com 1999 Stock Option Plan, which has been adopted by the Registrant. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of the product of 91,796 options outstanding and the weighted average exercise price of approximately $7.77 per share, for an aggregate offering price of $713,254.92.
(5) Includes such additional indeterminate number of Common Shares as may be issuable pursuant to certain antidilution adjustment provisions of each of the above-captioned plans.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, 724 Solutions Inc. Inc., a corporation organized under the laws of the Ontario (the "Corporation" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (a) The Registrant's Annual Report on Form 20-F filed with the Commission on June 29, 2000;

         (b) The description of the Common Shares contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on January 26, 2000, including any amendment or report filed for the purpose of updating such information;

         (c) The Registrant's Form 6-K filed with the Commission on February 23, 2000;

         (d) The Registrant's Form 6-K filed with the Commission on March 31, 2000;

         (e) The Registrant's Form 6-K filed with the Commission on April 26, 2000;

         (f) The Registrant's Form 6-K filed with the Commission on May 3,
         2000;

         (g) The Registrant's Form 6-K filed with the Commission on May 17, 2000; and

         (h) The Registrant's Form 6-K filed with the Commission on May 23,
         2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Attorneys of Ogilvy Renault participating in the representation of the Registrant, are the beneficial holders of an aggregate of 3,430 of the Registrant's common shares. Such firm rendered an opinion with respect to the validity of the common shares covered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Ontario Business Corporations Act, the Registrant is permitted to indemnify its directors and officers and former directors and officers against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers, including an action against the Company. In order to be entitled to indemnification under this Act, the director or officer must act honestly and in good faith with a view to the Company's best interests, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct is lawful.

         Under the Company's by-laws, the Registrant may indemnify its directly held subsidiaries' current and former directors and the Company's and its directly held subsidiaries' current and former officers, employees and agents. The Registrant's by-laws also provide that, to the fullest extent permitted by the Act, the Registrant is authorized to purchase and maintain insurance on behalf of the Company's and its subsidiaries' current and past directors, officers, employees and agents against any liability incurred by them in their duties. The Registrant believes that the provisions of its by-laws are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has purchased a liability insurance policy covering its directors and officers and the directors and officers of its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      Articles of the Corporation (incorporated by reference to the Corporation's Registration
                  Statement on Form F-1 (file No. 333-90143).

         4.2      By-Laws of the Corporation (incorporated by reference to the Corporation's Registration
                  Statement on Form F-1 (file No. 333-90143).

         5.1      Legal Opinion of Ogilvy Renault.

         23.1     Consent of Ogilvy Renault (contained in Exhibit 5.1 hereto).

         23.2     Consent of KPMG LLP.

         24.1     Power of Attorney (included in signature pages hereto)

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on this 24th day of July, 2000.

                                       724 SOLUTIONS, INC.

                                       By    /s/ Gregory Wolfond
                                             -----------------------
                                             Gregory Wolfond
                                             Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Gregory Wolfond and Karen Basian, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                                     TITLES                                    DATE
          ---------                                     ------                                    ----
/s/ Gregory Wolfond                      Chairman and Chief Executive Officer               July 24, 2000
Gregory Wolfond                             (Principal Executive Officer)
                                                     and Director


/s/ Chris Erickson                          President, General Counsel,                     July 24, 2000
Chris Erickson                                Secretary and Director

/s/ Andre Boysen                              Chief Technology Officer                      July 24, 2000
Andre Boysen                                        and Director


          SIGNATURE                                     TITLES                                    DATE
          ---------                                     ------                                    ----
/s/ Kerry McLellan                             Chief Operating Officer                      July 24, 2000
Kerry McLellan                                      and Director


/s/ Karen Basian                               Chief Financial Officer                      July 24, 2000
Karen Basian                        (Principal Financial and Accounting Officer)


/s/ Lloyd F. Darlington                               Director                              July 24, 2000
Lloyd F. Darlington


/s/ Martin A. Stein                                   Director                              July 24, 2000
Martin A. Stein


/s/ James D. Dixon                                    Director                              July 24, 2000
James D. Dixon


/s/ Harri Vatanen                                     Director                              July 24, 2000
Harri Vatanen


/s/ Alan Young                                        Director                              July 24, 2000
Alan Young


/s/ Heather Reisman                                   Director                              July 24, 2000
Heather Reisman


/s/ Barry J. Reiter                                   Director                              July 24, 2000
Barry J. Reiter


/s/ Holger Kluge                                      Director                              July 24, 2000
Holger Kluge